AMENDMENT TO
                    TRANSFER AGENCY AGREEMENT

     Amendment made this day of January 23, 2003 between ALLIANCE WORLDWIDE PRIVATIZATION FUND, INC., a Maryland
Corporation (the "Fund") and ALLIANCE GLOBAL INVESTOR SERICES,
INC. (formerly known as Alliance Fund Services, Inc.), a Delaware
Corporation ("AGIS").

                            WITNESSETH

      WHEREAS, the Fund and AGIS wish to amend the Transfer
Agency Agreement dated as of April 19, 1994 (the "Agreement") in the manner set forth herein;

      NOW, THEREFORE, the parties agree as follows:

      1. Amendment of Agreement. Section 35 of the Agreement is hereby amended and restated to read as follows:

            SECTION 35. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the last date of signature below unless otherwise agreed by the parties. Unless sooner terminated pursuant to SECTION 32, this Agreement will continue until December 31, 1994 and will continue in effect so long as its continuance is specifically approved at least annually by the Directors or by a vote of the stockholders of the Fund and in either case by a majority of the Directors who are not parties to this Agreement or interested persons of any such party, at a meeting called for the purpose of voting on this Agreement.

      2. Name References. Any and all references in the Agreement to (i) "Alliance Fund Services, Inc." are hereby amended to read
"Alliance Global Investor Services, Inc." and (ii) "Fund
Services" are hereby amended to read "AGIS".

      3. No Other Changes. Except as provided herein, the
Agreement shall be unaffected hereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

                              ALLIANCE WORLDWIDE PRIVATIZATION
                                 FUND, INC.


                              By:   /s/ Domenick Pugliese
                                    ----------------------------

                              ALLIANCE GLOBAL INVESTOR
                                 SERVICES, INC.


                              By:   /s/ George Hrabovsky
                                    ----------------------------




00250.0202 #375613